SEALE AND BEERS, CPA'S
PCAOB & CPAB REGISTERED AUDITORS
www.sealebeers.com


February 2, 2010

Office of the Chief Accountant
Securities and Exchange Commission
100 F Street, NE
Washington, D.C. 20549

Ladies and Gentlemen:

The  firm  of  Seal  and  Beers,  CPAs  was previously principal accountant for
Valcom, Inc. (the "Company") and has reviewed its quarterly financial statements through June 30, 2009. Effective January 18, 2010, the Company dismissed Seale and Beers, CPAs as its principal accountants. We have read the Company's statements included in its Form 8-K dated January 18, 2010, and agree with such statements contained therein insofar as they relate to our firm. We cannot confirm or deny that the appointment of Malone and Bailey was approved by the Board of Directors, or that there were no consulted prior to their appointment as auditors.

Sincerely,

/s/ Seale and Beers, CPAs
-------------------------
February 2, 2010



            Seale and Beers, CPAs PCAOB & CPAB Registered Auditors 50 SOUTH JONES BLVD, SUITE 202, LAS VEGAS, NEVADA 89107
                      (888) 727-8251 Fax: (888) 782-2351